                                                                    EXHIBIT 10.2

                         DEBENTURE CONVERSION AGREEMENT

         THIS DEBENTURE CONVERSION AGREEMENT (this "Agreement") is made as of February 6, 2004, by an among HALSEY DRUG CO., INC., a corporation organized under the laws of the State of New York (the "Company"), and the holders of certain debentures of the Company listed on Schedule I attached hereto (each, a "Holder" and collectively, the "Holders"). Certain capitalized terms used herein are defined in Article I hereto.

                             PRELIMINARY STATEMENTS

         A. Each Holder owns beneficially and of record such debentures of the Company as is set forth opposite its name on Schedule I.

         B. The Company and certain Holders are entering into the 2004 Purchase Agreement contemporaneously with the execution and delivery of this Agreement pursuant to which the Company will issue and sell to certain Holders certain 2004 Debentures.

         C. As a condition to the consummation of the transactions contemplated by the 2004 Purchase Agreement, the Company and the Holders are entering into this Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms have the following respective meanings:

         "1998 Collateral Documents" means, collectively, (a) that certain Stock Pledge Agreement dated March 10, 1998 between the Company and Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 1998 Purchase Agreement, (b) that certain Real Estate Mortgage (With Future Advance Clause) dated March 10, 1998 granted by Houba, Inc. to Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 1998 Purchase Agreement, and (c) that certain Deed of Trust With Assignment of Rents dated March 10, 1998 granted by H.R. Cendi Laboratories, Inc. and Cendi Power Products, Inc. to Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 1998 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1998 Debentures" means the 5% convertible secured debentures due March 31, 2006 issued pursuant to the 1998 Purchase Agreement (including any debentures issued in satisfaction of interest payments under the 1998 Debentures), each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1998 Guaranties" means those certain Continuing Unconditional Secured Guaranties dated as of March 10, 1998 by each of Cenci Powder Products, Inc., Halsey Pharmaceuticals, Inc., Houba, Inc., H.R. Cenci Laboratories Inc. and Indiana Fine Chemicals, Inc. executed in connection with the 1998 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1998 Guarantors Security Agreement" means that certain Guarantors General Security Agreement dated as of March 10, 1998 by and among Cenci Powder Products, Inc., Halsey Pharmaceuticals, Inc., Houba, Inc., H.R. Cenci Laboratories Inc., Indiana Fine Chemicals, Inc. and the Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 1998 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1998 Purchase Agreement" means that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the purchasers listed on the signature page thereto, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1998 Security Agreement" means that certain Company General Security Agreement dated as of May 10, 1998 between the Company and Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 1998 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1998 Security Documents" means the 1998 Security Agreement, the 1998 Guarantors Security Agreement, the 1998 Guaranties and the 1998 Collateral Documents.

         "1999 Collateral Documents" means, collectively, (a) that certain Stock Pledge Agreement dated May 26, 1999 between the Company and Oracle Strategic Partners, L.P. (in its capacity as agent) executed in connection with the 1999 Purchase Agreement, and (b) that certain Real Estate Mortgage (With Future Advance Clause) dated May 26, 1999 granted by Houba, Inc. to Oracle Strategic Partners, L.P. (in its capacity as agent) executed in connection with the 1999 Purchase Agreement, executed in connection with the 1999 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1999 Debentures" means the 5% convertible secured debentures due March 31, 2006 issued pursuant to the 1999 Purchase Agreement (including any debentures issued in satisfaction of interest payments under the 1999 Debentures), each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1999 Guaranties" means those certain Continuing Unconditional Secured Guaranties dated as of May 26, 1999 by each of Houba, Inc. and Halsey Pharmaceuticals, Inc. executed in connection with the 1999 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "1999 Guarantors Security Agreement" means that certain Guarantors General Security Agreement dated as of May 26, 1999 by and among Houba, Inc., Halsey Pharmaceuticals, Inc. and Oracle Strategic Partners, L.P. (in its capacity as agent) executed in connection with the 1999 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1999 Purchase Agreement" means that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 between the Company and the purchasers listed on the signature page thereto, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1999 Security Agreement" means that certain Company General Security Agreement dated as of May 26, 1999 between the Company and Oracle Strategic Partners, L.P. (in its capacity as agent) executed in connection with the 1999 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "1999 Security Documents" means the 1999 Security Agreement, the 1999 Guarantors Security Agreement, the 1999 Guaranties and the 1999 Collateral Documents.

         "2002 Collateral Documents" means, collectively, (a) that certain Stock Pledge Agreement dated December 20, 2002 between the Company and Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 2002 Purchase Agreement, (b) that certain Real Estate Mortgage (With Future Advance Clause) dated December 20, 2002 granted by Houba, Inc. to Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 2002 Purchase Agreement, and (c) that certain Mortgage Subordination Agreement dated December 20, 2002 among Houba, Inc., Galen Partners III, L.P. (in its capacity as agent), Oracle Strategic Partners, L.P. (in its capacity as agent), and the other signatories thereto, executed in connection with the 2002 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "2002 Debentures" means the 5% convertible secured debentures due March 31, 2006 purchased on or before December 31, 2002 pursuant to the 2002 Purchase Agreement (including any debentures issued in satisfaction of interest payments under the 2002 Debentures), each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "2002 Guaranties" means those certain Continuing Unconditional Secured Guaranties dated as of December 20, 2002 by each of Houba, Inc. and Halsey Pharmaceuticals, Inc. executed in connection with the 2002 Purchase Agreement, each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "2002 Guarantors Security Agreement" means that certain Guarantors General Security Agreement dated as of December 20, 2002 by and among Houba, Inc., Halsey Pharmaceuticals, Inc. and Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 2002 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "2002 Purchase Agreement" means that certain Debenture Purchase Agreement dated December 20, 2002 between the Company and the purchasers listed on the signature page thereto, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "2002 Security Agreement" means that certain Company General Security Agreement dated as of December 20, 2002 between the Company and Galen Partners III, L.P. (in its capacity as agent) executed in connection with the 2002 Purchase Agreement, as amended to date and as it may be supplemented, amended, or otherwise modified from time to time.

         "2002 Security Documents" means the 2002 Security Agreement, the 2002 Guarantors Security Agreement, the 2002 Guaranties and the 2002 Collateral Documents.

         "2003 Debentures" means the 5% convertible secured debentures due March 31, 2006 purchased pursuant to the 2002 Purchase Agreement in accordance with certain Joinder Agreements dated June 16, 2003, July 1, 2003, July 15, 2003, August 5, 2003, August 19, 2003, September 5, 2003 and October 7, 2003 (including any debentures issued in satisfaction of interest payments under the 2003 Debentures), each as amended to date and as they may be supplemented, amended, or otherwise modified from time to time.

         "2004 Debentures" means the convertible secured debentures issued pursuant to the 2004 Purchase Agreement, each as it may be supplemented, amended, or otherwise modified from time to time.

         "2004 Purchase Agreement" means that certain Debenture and Share Purchase Agreement dated the date of this Agreement between the Company and the purchasers listed on the signature page thereto, as it may be supplemented, amended, or otherwise modified from time to time.

         "Affiliate" has the meaning specified in Rule 501(b) under the Securities Act.

         "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Debentureholders Agreement" means that certain Debentureholders Agreement by and among the Company and the parties listed therein dated as of December 20, 2002, as amended to date.

         "Existing Certificate" means the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of New York on February 23, 1962, as the same may have been amended from time to time, as in effect on the date hereof.

         "Existing Registration Rights Agreement" means that certain Registration Rights Agreement by and among the Company and the parties listed therein dated as of December 20, 2002, as amended to date.

         "Existing Security Documents" means the 1998 Security Documents, the 1999 Security Documents and the 2002 Security Documents.

         "Existing Subordination Agreement" means that certain Subordination Agreement by and among the Company and the parties listed therein dated as of December 20, 2002, as amended to date.

         "Existing Voting Agreement" means that certain Voting Agreement by and among the Company and the parties listed therein dated as of December 20, 2002, as amended to date.

         "Initial Closing" means the first "Closing" under the 2004 Purchase Agreement.

         "Investor Rights Agreement" means that certain Investor Rights Agreement among the Company and the Holders and entered into pursuant to Section 3.3(g) below.

         "Material Adverse Effect" means (i) a material adverse effect on, or change in, the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of the Company to perform its obligations hereunder or on the rights or remedies of any Holder hereunder.

         "New Agency Agreement" means that certain Agency Agreement of even date herewith among the Company and the Holders and entered into pursuant to Section 2.1(a) below.

         "New Registration Rights Agreement" means that certain Amended and Restated Registration Rights Agreement of even date herewith among the Company and the Holders and entered into pursuant to Section 2.1(b) below.

         "New Subordination Agreement" means that certain Amended and Restated Subordination Agreement of even date herewith among the Company and the Holders and entered into pursuant to Section 2.1(c) below.

         "New Voting Agreement" means that certain Amended and Restated Voting Agreement of even date herewith among the Company and the Holders and entered into pursuant to Section 2.1(d) below.

         "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means collectively, the Series A Preferred, Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred.

         "Restated Certificate" means the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A, to be filed with the Secretary of State of New York upon approval by the stockholders of the Company.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series A Preferred" means the Series A Convertible Preferred Stock, $.01 par value per share, of the Company, as more fully described in the Restated Certificate.

         "Series B Preferred" means the Series B Convertible Preferred Stock, $.01 par value per share, of the Company, as more fully described in the Restated Certificate.

         "Series C-1 Preferred" means the Series C-1 Convertible Preferred Stock, $.01 par value per share, of the Company, as more fully described in the Restated Certificate.

         "Series C-2 Preferred" means the Series C-2 Convertible Preferred Stock, $.01 par value per share, of the Company, as more fully described in the Restated Certificate.

         "Series C-3 Preferred" means the Series C-3 Convertible Preferred Stock, $.01 par value per share, of the Company, as more fully described in the Restated Certificate.

         "Support Letter" means that certain letter dated May 5, 2003 delivered to the Company by each of Care Capital Investments, LP, Essex Woodlands Health Ventures V, L.P. and Galen Partners III, L.P., as amended to date.

                                   ARTICLE II

                               RELATED AGREEMENTS

2.1      RELATED AGREEMENTS

         By executing and delivering this Agreement, each Holder severally and not jointly shall be deemed to have executed and delivered the following agreements, to have given the following consents to the following actions, and to have agreed to the following:

         (a) The Existing Agency Letters are hereby terminated and replaced in their entirety by the New Agency Agreement in the form attached hereto as Exhibit B, and the Company and each Holder hereby consents to such termination and agrees that it is hereafter a party to and bound by the New Agency Agreement.

         (b) The Existing Registration Rights Agreement is hereby amended and restated in its entirety in the form of the New Registration Rights Agreement attached hereto as Exhibit C,and the Company and each Holder hereby consents to such amendment and agrees that it is hereafter a party to and bound by the New Registration Rights Agreement.

         (c) The Existing Subordination Agreement is hereby amended and restated in its entirety in the form of the New Subordination Agreement attached hereto as Exhibit D, and the Company and each Holder hereby consents to such amendment and agrees that it is hereafter a party to and bound by the New Subordination Agreement.

         (d) The Existing Voting Agreement is hereby amended and restated in its entirety in the form of the New Voting Agreement attached hereto as Exhibit E, and the Company and each Holder hereby consents to such amendment and agrees that it is hereafter a party to and bound by the New Voting Agreement.

         (e) The Debentureholders Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect.

         (f) The Support Letter is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect.

         (g) Each 1998 Debenture, 1999 Debenture, 2002 Debenture and 2003 Debenture is hereby amended so that all interest payable thereunder (whether payable in cash or shares of stock, and including interest accrued but unpaid to date) shall hereafter be payable only in cash and shall accrue and not be payable before the applicable maturity date or earlier acceleration. The Company and each Holder hereby consents to such amendment and agrees that it is hereafter bound by such debentures, as applicable, as amended hereby. Notwithstanding the foregoing, the parties agree that such accrued interest is to be exchanged for shares of Preferred Stock pursuant to the terms of Article 3 below.

         (h) Each Holder hereby agrees not to sell, exchange or otherwise transfer any interest in any 1998 Debenture, 1999 Debenture, 2002 Debenture or 2003 Debenture to any Person that is not a party to and bound by this Agreement, and the Company is hereby authorized to disregard any purported transfer in violation of this Section 2.1(h). Notwithstanding the foregoing, the parties agree that such dentures are to be exchanged for shares of Preferred Stock pursuant to the terms of Article 3 below.

2.2      EFFECT OF TERMINATIONS AND AMENDMENTS

         Each agreement or document terminated pursuant to Section 2.1 is of no further force or effect hereafter, and each party thereto hereby releases, remises and discharges each other party thereto, its Affiliates, their respective successors and assigns, and each of their respective directors, officers, employees and agents from and any all claims, demands, actions, causes of action, suits, rights, debts, sums of money, covenants, contracts, agreements, promises, damages, judgments, executions, obligations, liabilities and expenses (including attorneys' fees and costs) of every kind and nature, whether known or unknown (collectively, "Claims") under such agreements and documents, which it ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof. Without limiting the generality of the foregoing, the Company and each Holder agrees that the signatories to the Support Letter have no further liability or obligation to the Company or any other Person thereunder.

2.3      POWER OF ATTORNEY

         Each Holder hereby irrevocably constitutes and appoints the President of the Company, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to and deliver, in such Holder's place and stead, all agreements and documents referred to in Section 2.1 above. The foregoing grant of authority is a special power of attorney, coupled with an interest, is irrevocable and shall survive the death, incapacity or incompetency of any Holder that is a natural person.

                                   ARTICLE III

                         EXCHANGE OF EXISTING DEBENTURES

3.1      EXCHANGE UPON EFFECTIVE TIME

         Upon the conversion of the 2004 Debentures into shares of Series A Preferred in accordance with the terms of the 2004 Debentures (the "Effective Time"), the following exchanges (the "Exchanges") shall immediately be deemed to have occurred without any further action on the part of the Company or any
Holder:

         (a) All of the principal of and accrued interest on each outstanding 1998 Debenture shall be exchanged for shares of Series C-1 Preferred at a purchase price of $.57 per share of Series C-1 Preferred. Such exchange shall occur automatically upon the Effective Time without further action on the part of the Company or any Holder. From and after the Effective Time the 1998 Debentures shall terminate and cease to represent indebtedness of the Company, and shall instead represent only the right to receive shares of Series C-1 Preferred pursuant to the terms of this Section 3.1(a) and Section 3.2. Without limiting the generality of the foregoing, the Holders agree that no interest will accrue under the 1998 Debentures after the Effective Time.

         (b) All of the principal of and accrued interest on each outstanding 1999 Debenture shall be exchanged for shares of Series C-2 Preferred at a purchase price of $.60 per share of Series C-2 Preferred. Such exchange shall occur automatically upon the Effective Time without further action on the part of the Company or any Holder. From and after the Effective Time the 1999 Debentures shall terminate and cease to represent indebtedness of the Company, and shall instead represent only the right to receive shares of Series C-2 Preferred pursuant to the terms of this Section 3.1(b) and Section 3.2. Without limiting the generality of the foregoing, the Holders agree that no interest will accrue under the 1999 Debentures after the Effective Time.

         (c) All of the principal of and accrued interest on each outstanding 2002 Debenture shall be exchanged for shares of Series C-3 Preferred at a purchase price of $.35 per share of Series C-3 Preferred. Such exchange shall occur automatically upon the Effective Time without further action on the part of the Company or any Holder. From and after the Effective Time the

2002 Debentures shall terminate and cease to represent indebtedness of the Company, and shall instead represent only the right to receive shares of Series C-3 Preferred pursuant to the terms of this Section 3.1(c) and Section 3.2. Without limiting the generality of the foregoing, the Holders agree that no interest will accrue under the 2002 Debentures after the Effective Time.

         (d) All of the principal of and accrued interest on each outstanding 2003 Debenture shall be exchanged for shares of Series B Preferred at a purchase price of $.34 per share of Series B Preferred. Such exchange shall occur automatically upon the Effective Time without further action on the part of the Company or any Holder. From and after the Effective Time the 2003 Debentures shall terminate and cease to represent indebtedness of the Company, and shall instead represent only the right to receive shares of Series B Preferred pursuant to the terms of this Section 3.1(d) and Section 3.2. Without limiting the generality of the foregoing, the Holders agree that no interest will accrue under the 2003 Debentures after the Effective Time.

No fractional shares of Preferred Stock to which any Holder would otherwise be entitled resulting from the Exchanges shall be issued. In calculating the number of shares of Preferred Stock to be issued, such calculation shall be rounded to the nearest whole share of Preferred Stock.

3.2      EXCHANGE PROCEDURE.

         (a) Each Holder shall deliver to the Company all 1998 Debentures, 1999 Debentures, 2002 Debentures and 2003 Debentures owned by such Holder promptly after the Company delivers the Holder notice of the effectiveness of the Exchanges. Upon receipt thereof from a Holder, the Company shall deliver to such Holder one or more stock certificates representing the series and number of shares of Preferred Stock to which such Holder is entitled. If any such debenture has been lost, stolen or destroyed, the Holder may instead deliver evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it (but without requirement of posting any bond).

         (b) The Company will pay any documentary stamp taxes attributable to the initial issuance of the Preferred Stock issuable upon the Exchanges; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for such stock in a name other than that of the Holder in respect of which such stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid.

3.3      CERTAIN OTHER AGREEMENTS

         By executing and delivering this Agreement, each Holder shall be deemed to have given the following consents to the following actions, and to have agreed to the following, in each case effective immediately upon the Effective
Time:

         (a) Each of the Existing Security Documents is hereby terminated, and the Company and each Holder hereby consents to each such termination and agrees that each such document is of no further force or effect from and after the Effective Time. Each Holder hereby authorizes the Company upon the Effective Time to file any and all termination statements or releases necessary to release the security interests and mortgages created by the Existing Security Documents. Each Holder agrees to execute any such statement or release upon reasonable request of the Company.

         (b) The New Subordination Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect from and after the Effective Time.

         (c) The New Agency Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect from and after the Effective Time.

         (d) The 1998 Purchase Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect from and after the Effective Time.

         (e) The 1999 Purchase Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect from and after the Effective Time.

         (f) The 2002 Purchase Agreement is hereby terminated, and the Company and each Holder hereby consents to such termination and agrees that such agreement is of no further force or effect from and after the Effective Time.

         (g) The Investor Rights Agreement in substantially the form attached hereto as Exhibit F is entered into by the Company and each Holder as of the Effective Time, and the Company and each Holder hereby agrees that it is thereafter a party to and bound by such Investor Rights Agreement.

3.4      EFFECT OF TERMINATIONS

         Each agreement or document terminated pursuant to Section 3.3 is of no further force or effect from and after the Effective Time, and effective as of such time each party thereto hereby releases, remises and discharges each other party thereto, its Affiliates, their respective successors and assigns, and each of their respective directors, officers, employees and agents from and any all Claims under such agreements and documents, which it ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Time, may have after the date hereof.

3.5      POWER OF ATTORNEY

         Each Holder hereby irrevocably constitutes and appoints the President of the Company, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to and deliver, in such Holder's place and stead, all agreements and documents referred to in Section 3.3 above at one or more times on or after the Effective Time. The foregoing grant of authority is a special power of attorney, coupled with an interest, is irrevocable and shall survive the death, incapacity or incompetency of the Holder.

                                   ARTICLE IV

                      CONSENT AND WAIVER OF CERTAIN RIGHTS

         Each Holder hereby unconditionally and irrevocably (i) consents to the transactions (collectively, the "Transactions") contemplated by this Agreement,
(ii) waives any and all pre-emptive or similar rights that such Holder may have with respect to or in connection with any of the Transactions, (iii) waives any and all rights to receive notices that such Holder may have with respect to or in connection with any of the Transactions and (iv) waives any and all other rights that such Holder may have with respect to or in connection with any of the Transactions (other than rights arising under the Transaction Documents, as defined below).

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to each Holder to enter into and perform its obligations under this Agreement, the Company represents and warrants to each Holder as follows:

5.1      ORGANIZATION AND EXISTENCE

         The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and is qualified to do business in such other jurisdictions as the nature or conduct of its operations or the ownership of its properties require such qualification. The Company does not own or lease any property or engage in any activity in any jurisdiction that might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject the Company to a material liability.

5.2      AUTHORIZATION

         (a) The Company has all requisite corporate power and authority (i) to execute and deliver, and to perform and observe its obligations under, this Agreement and the other documents contemplated hereby (collectively the "Transaction Documents") to which it is a party, and (ii) to consummate the transactions contemplated hereby and thereby.

         (b) All corporate action on the part of the Company and the directors and (except as to the approval of the Restated Certificate) the stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated therein, and for the authorization, issuance and delivery of the Preferred Stock, has been taken.

5.3      BINDING OBLIGATIONS; NO MATERIAL ADVERSE CONTRACTS

         The Transaction Documents constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance by the Company of the Transaction Documents and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default, or accelerate or permit the acceleration of any rights or obligations, under, any provision of state, local, federal or foreign law to which the Company is subject, the Existing Certificate or the by-laws of the Company, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company. No stockholder of the Company has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock.

5.4      FINANCIAL INFORMATION; SEC DOCUMENTS

         (a) The Company has furnished to the Holders complete and correct copies of the consolidated financial statements of the Company and its subsidiaries, including consolidated balance sheets as of December 31, 2002 and 2001 and consolidated statements of operations, changes in cash flows and stockholders' equity, covering the three years ended December 31, 2002, all of which statements have been certified by Grant Thornton LLP, independent accountants within the meaning of the Securities Act and the rules and regulations thereunder, and all of which statements are included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission under the Exchange Act. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods. The Company's auditors have raised no material issues nor delivered any material correspondence with respect to any of the Company's financial statements or financial affairs.

         (b) The Company has also furnished to the Holders the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2003, and the related unaudited consolidated statements of operations, consolidated statements of cash flow and consolidated statements of stockholders' equity for the nine months ended September 30, 2003. Such financial statements were prepared in conformity with generally accepted accounting principles in the United States applied on a basis consistent with the financial statements referred to in Section 5.4(a) and fairly present the consolidated financial position of the Company and its subsidiaries as of such date and their consolidated results of operations for such periods (subject to normal year-end adjustments).

         (c) None of the documents filed by the Company with the Securities and Exchange Commission since December 31, 1997 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There are no facts which the Company has not disclosed to the Holders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (d) Except as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, since December 31, 2002, there has been no Material Adverse Effect with respect to the Company and its Subsidiaries.

5.5      OFFERING EXEMPTION

         (a) None of the Company, its Affiliates or any Person acting on its or their behalf has engaged or will engage, in connection with the offering and issuance of the Preferred Stock, in any form in general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, and none of the Company, or any of its Affiliates has, directly or indirectly, solicited any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Preferred Stock in a manner that would require the Preferred Stock to be registered under the Securities Act. Assuming the accuracy of the representations and warranties given by the Holders in Article VI below, the offering and issuance of the Preferred Stock have been, are, and will be exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws.

         (b) The Company is not, nor upon consummation of the transactions contemplated under the Transaction Documents, will it be, subject to registration as an "investment company" under the 1940 Act.

5.6      DISCLOSURE

         The information heretofore provided and to be provided in connection with this Agreement, including, without limitation, the Exhibits hereto, the Transaction Documents and each of the agreements, documents, certificates and writings previously furnished to the Holders or their representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. There are no facts that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, which has not been set forth herein or in the Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 2002, and/or the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2003.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

         As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Holder severally (as to itself and not with respect to any other Holder) represents and warrants to the Company and each other Holder as follows:

6.1      ORGANIZATION AND GOOD STANDING

         The Holder, if a corporation, partnership, trust or other form of business entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization, as the case may be, and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

6.2      DUE QUALIFICATION

         The Holder, if a corporation, partnership, trust or other form of business entity, is duly qualified to do business and, where necessary, is in good standing as a foreign corporation or company, as the case may be, (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

6.3      DUE AUTHORIZATION

         The execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by Holder if a corporation, partnership, trust or other form of business entity, by all necessary corporate or company (as the case may be) action on the part of Holder. Upon the effectiveness of this Agreement, the Holder will be party to and bound by (i) this Agreement, (ii) the New Agency Agreement, (iii) the New Registration Rights Agreement, (iv) the New Subordination Agreement and (v) the New Voting Agreement, and each such agreement shall be enforceable against the Holder in accordance with its terms. Upon the Effective Time, the Holder will be party to and bound by the Investor Rights Agreement and such agreement shall be enforceable against the Holder in accordance with its terms.

6.4      INVESTMENT EXPERIENCE; ACCREDITED INVESTOR

         (a) The Holder must bear the economic risk of investment in the Preferred Stock for an indefinite period of time, since the Preferred Stock has not been registered under the Securities Act or applicable state securities laws, and, therefore, cannot be resold or otherwise disposed of unless either they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

         (b) The Holder will only have those limited rights to register the shares issuable upon conversion of the Preferred Stock under the Securities Act and applicable state securities laws as are provided in the New Registration Agreement.

         (c) The Holder and his, her or its purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to entering into this Agreement.

         (d) The Holder and his, her or its purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in this Agreement and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company and this Agreement.

         (e) Neither the Holder nor his, her or its purchaser representative(s), if any, have been furnished any offering literature by the Company or any of its Affiliates, other than this Agreement (including the exhibits and attachments hereto), and the Holder has not received or heard any print or electronic media advertising with respect to the Exchanges.

         (f) The Holder is acquiring the Preferred Stock as principal for its own investment account, and not (i) with a view to the resale or distribution of all or any part thereof, or (ii) on behalf of another Person who has not made the foregoing representations. The Holder agrees not to resell or otherwise dispose of the Preferred Stock except as permitted by applicable law, including, without limitation, any and all provisions of this Agreement and any applicable regulation under the Securities Act or any state securities laws.

         (g) The Holder is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

         (h) The Holder has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his, her or its professional advisors or purchaser representative(s), if applicable, in making this investment decision.

         (i) The Holder understands the fundamental aspects of and risks involved in an investment in the Company, including (i) the speculative nature of the investment, (ii) the financial hazards involved, including the risk of losing the entire investment, (iii) the lack of liquidity and the restrictions on transferability of the Preferred Stock, (iv) the limited registration rights regarding the shares issuable upon conversion of the Preferred Stock, and (v) the fact that the Company has a history of losses and limited capital resources.

         (j) The address set forth in Schedule I of this Agreement is the Holder's true and correct principal address, and the Holder has no present intention of becoming a resident of any other state or jurisdiction.

         (k) The Holder, if a corporation, partnership, trust or other form of business entity, has not been formed for the specific purpose of acquiring the Preferred Stock.

         (l) All of the information that the Holder has herein furnished to the Company with respect to itself, its financial position, and its business and investment experience, is correct and complete as of the date hereof.

         (m) The Holder agrees to be bound by all of the terms and conditions of the offering made by this Agreement and the exhibits and attachments hereto.

         (n) The Holder consents to the placement of a legend on any certificate or other document evidencing the Preferred Stock stating that it has not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

The Holder acknowledges that the Company will rely upon the representations made by such Holder in this Agreement in connection with the issuance of the Preferred Stock to be issued hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      ENTIRE AGREEMENT

         This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supercede any prior agreements or understandings, written or oral, regarding the subject matter hereof and thereof.

7.2      ASSIGNMENT; BENEFIT

         No party may assign its rights or obligations under this Agreement without the written consent of the Company and the holders of a majority of the principal amount of the 2004 Debentures. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assigns.

7.3      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.4      GOVERNING LAW

         This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

7.5      WAIVER OF JURY TRIAL

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

7.6      JURISDICTION

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party or to whose benefit it is entitled, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Transaction Document to which it is a party in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.7      RIGHTS AND OBLIGATIONS; SEVERABILITY

         Unless otherwise expressly provided herein, each Holder's rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other Person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8      SPECIFIC PERFORMANCE

         The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Agreement on the terms of hereof or thereof will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other parties hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Agreement, the parties shall be entitled to seek specific performance of this Agreement and seek an injunction restraining any such party from such breach or threatened breach.

7.9      NOTICES

          All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, addressed as follows:

         (a)      if to the Company:

                                   Halsey Drug Co., Inc.
                                   695 N. Perryville Road
                                   Rockford, Illinois  61107
                                   Attention:  President
                                   Facsimile: (815) 399-9710

         (b) if to a Holder, to the address set forth on Schedule I attached hereto, or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery, or (iv) five business days after the date of mailing, if mailed.

         (c) Copies of any notice, demand or communication given to the Company shall also be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey, 07105-2249 Attn.: John P. Reilly, Esq., or such other address as may be directed.

7.10     TITLES AND SUBTITLES

         The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.11     REPRESENTATION BY COUNSEL

         Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review the Transaction Documents and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party.

7.12     CONSTRUCTION

         The parties have participated jointly in the negotiations and drafting of the Transaction Documents and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of any of the Transaction Documents.

7.13     DELAYS, OMISSIONS OR WAIVERS

         No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring. Any permit, consent or approval of any kind or character on the part of any party under this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.14     THIRD PARTY BENEFICIARIES

         Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

7.15     FURTHER ASSURANCES

         Each party hereto agrees to execute and deliver such other documents and instruments and to take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

7.16     AMENDMENT

         No amendment of any provision of this Agreement, including any amendment of this Section 7.16, shall be valid unless the same shall be in writing and signed by the Company and the holders of (i) a majority of the then outstanding principal amount of the 1998 Debentures, (ii) a majority of the then outstanding principal amount of the 1999 Debentures, (iii) a majority of the then outstanding principal amount of the 2002 Debentures, (iv) a majority of the then outstanding principal amount of the 2003 Debentures and (v) a majority of the then outstanding principal amount of the 2004 Debentures.

         NOW THEREFORE, the parties hereto have executed, or caused to be executed, this Debenture Conversion Agreement as of the date first written above.

                                       COMPANY:

                                       HALSEY DRUG CO., INC.

                                       By:______________________________________
                                       Name:
                                       Title:

                                    HOLDERS:

GALEN PARTNERS III, L.P.                 ORACLE STRATEGIC PARTNERS, L.P.
By: Claudius, L.L.C., General Partner    By: Oracle Strategic Capital L.L.C.,
610 Fifth Avenue, 5th Fl.                General Partner
New York, New York  10019                200 Greenwich Avenue
                                         3rd Floor
                                         Greenwich, Connecticut 06830
_______________________________________  _______________________________________
By: Srini Conjeevaram                    By: Joel Liffmann
Its: General Partner                     Its: Authorized Agent

GALEN PARTNERS INTERNATIONAL, III, L.P.  CARE CAPITAL INVESTMENTS II, LP
By: Claudius, L.L.C., General Partner    By:  Care Capital II, LLC, as general
610 Fifth Avenue, 5th Floor              partner
New York, New York  10020                47 Hulfish St., Suite 310
                                         Princeton, NJ 08542
_______________________________________
By: Srini Conjeevaram                    By:____________________________________
Its: General Partner                     Name:  David R. Ramsay
                                         Title: Authorized Signatory

GALEN EMPLOYEE FUND III, L.P.            ESSEX WOODLANDS HEALTH
By: Wesson Enterprises, Inc.             VENTURES V, L.P.
610 Fifth Avenue, 5th Floor              190 South LaSalle Street, Suite 2800
New York, New York 10020                 Chicago, IL 60603

_______________________________________  _______________________________________
By: Bruce F. Wesson                      By: Immanuel Thangaraj
Its: General Partner                     Its: Managing Director

ALAN SMITH                               PATRICK COYNE
21 Bedlow Avenue                         800 Merion Square Road
Newport, Rhode Island  02840             Gladwyne, Pennsylvania 19035

_______________________________________  _______________________________________

MICHAEL WEISBROT                         SUSAN WEISBROT
1136 Rock Creek Road                     1136 Rock Creek Road
Gladwyne, Pennsylvania  19035            Gladwyne, Pennsylvania  19035

_______________________________________  _______________________________________

GREG WOOD                                DENNIS ADAMS
1263 East Calavera Street                120 Kynlyn Road
Altadena, CA 91001                       Radnor, Pennsylvania  19312

_______________________________________  _______________________________________

STEFANIE HEITMEYER                       BERNARD SELZ
17759 Road, Route 66                     600 Fifth Avenue, 25th Floor
Fort Jennings, Ohio 45844                New York, New York 10020

_______________________________________  _______________________________________

PETER CLEMENS                            ROGER GRIGGS
c/o Halsey Drug Co., Inc.                c/o Tom Jennings
695 North Perryville Rd.                 7300 Turfway Road
Crimson Building #2                      Suite 300
Rockford, Illinois  61107                Florence, KY 41042

_______________________________________  _______________________________________

VARSHA H. SHAH                           HEMANT K. SHAH
29 Chrissy Drive                         29 Chrissy Drive
Warren, New Jersey  07059                Warren, New Jersey  07059

_______________________________________  _______________________________________

VARSHA H. SHAH AS CUSTODIAN               VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                        FOR SUMEET H. SHAH
29 Chrissy Drive                          29 Chrissy Drive
Warren, New Jersey  07059                 Warren, New Jersey  07059

_______________________________________   ______________________________________
By: Varshah H. Shah                       By: Varshah H. Shah
Its: Custodian                            Its: Custodian

MICHAEL RAINISCH                          ILENE RAINISCH
c/o Alvin Rainisch                        c/o Alvin Rainisch
300 Flower Lane                           300 Flower Lane
Morganville, New Jersey  07751            Morganville, New Jersey  07751

_______________________________________   ______________________________________

KENNETH GIMBEL, IRA ACCOUNT               KENNETH GIMBEL
FBO KENNETH GIMBEL                        2455 Montgomery Avenue
2455 Montgomery Avenue                    Highland Park, Illinois  60035
Highland Park, Illinois  60035

_______________________________________   ______________________________________
By: ___________________________________
Its: Trustee

JESSICA K. CLEMENS                        JAKE P. CLEMENS
C/o Halsey Drug Co., Inc.                 c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                  695 North Perryville Rd.
Crimson Building #2                       Crimson Building #2
Rockford, Illinois  61107                 Rockford, Illinois  61107

_______________________________________   ______________________________________

MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.
695 North Perryville Rd.
Crimson Building #2
Rockford, Illinois  61107

_______________________________________
By: Michael K. Reicher
Its: Trustee

PETER STIEGLITZ                           GEORGE E. BOUDREAU
RJ Palmer LLC                             222 Elbow Lane
156 West 56th Street, 5th Floor           Haverford, PA  19041
New York, New York 10019

_______________________________________   ______________________________________

JOHN E. HEPPE, JR.
237 W. Montgomery Avenue
Haverford, Pennsylvania 19041

_______________________________________

                             SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule I        -        Holders and their respective addresses and Debentures

EXHIBITS:

Exhibit A         -        Restated Certificate
Exhibit B         -        New Agency Agreement
Exhibit C         -        New Registration Agreement
Exhibit D         -        New Subordination Agreement
Exhibit E         -        New Voting Agreement
Exhibit F         -        Investor Rights Agreement

                                   SCHEDULE I

                                  See attached.